SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                           LAKELAND INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                        [LOGO] LAKELAND INDUSTRIES, INC.

Corporate Headquarters                  Lakeland Limited-Use and Chemical
711-2 Koehler Avenue                    Protective Clothing Customer Service
Ronkonkoma, NY USA 11779-7410           800-645-9291
Tel: 631-981-9700                       Tel: 256-350-3873
Fax: 631-981-9751                       Fax: 256-350-0773
E-Mail: 74313.1743@compuserve.com       Email: sales@lakeland-ind.com
Internet: http://www.lakeland.com

Hand/Arm Protection Division            Woven Clothing Division
Customer Service                        Customer Service
800-886-8010                            800-933-0115
Tel: 256-351-9126                       Tel: 219-929-5536
Fax: 256-353-9463                       Fax: 219-929-5562

Fire Protective Clothing Division       Lakeland Protective Wear Inc. Canada
Customer Service                        5109 Harvestor Road
800-645-9291                            Unit B-7
Tel: 256-350-3107                       Burlington, Ontario L7L5Y9
Fax: 256-350-3011                       800-489-9131
                                        Tel: 905-634-6400
                                        Fax: 905-634-6611


                                                                   May 11, 2001



Dear Stockholder,

I am pleased to extend to you my personal invitation to attend the 2001 Annual Meeting of Stockholders of Lakeland Industries, Inc. (the "Company") on Wednesday, June 20, 2001 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779.

The accompanying Notice of Annual Meeting and Proxy Statement contain a description of the formal business to be acted upon by the stockholders. At the meeting, I intend to discuss the Company's performance for its fiscal year ended January 31, 2001 and its plans for the current fiscal year. Certain members of the Company's Board of Directors and officers of the Company, as well as a representative of Grant Thornton LLP, the Company's independent auditors, will be available to answer any questions you may have, or to make a statement if they wish to.

While I am looking forward to seeing you at the meeting, it is very important that those of you who cannot personally attend assure your shares are represented. I urge you therefore to sign and date the enclosed form of proxy and return it promptly in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                                                      Sincerely,

                                                            /s/ Raymond J. Smith

                                                                Raymond J. Smith
                                             President and Chairman of the Board

                            LAKELAND INDUSTRIES, INC.

                                    NOTICE OF

                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                  June 20, 2001


TO THE STOCKHOLDERS OF LAKELAND INDUSTRIES, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Lakeland Industries, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, June 20, 2001 at 9:30 a.m. at the Holiday Inn, 3845 Veterans Memorial Highway, Ronkonkoma, NY 11779 for the following purposes:

     1.   To elect two Class III members of the Board of Directors, and

     2. To transact such other business as properly may come before the meeting or any adjournment thereof.

     Each share of the Company's Common Stock will be entitled to one vote upon all matters described above. Stockholders of record at the close of business on April 27, 2001 will be entitled to notice and to vote at the meeting.


     May 11, 2001


                       BY ORDER OF THE BOARD OF DIRECTORS

                         Christopher J. Ryan, Secretary


PLEASE DATE, VOTE AND SIGN THE ENCLOSED PROXY AND RETURN PROMPTLY. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                            LAKELAND INDUSTRIES, INC.

                               711-2 Koehler Ave.

                           Ronkonkoma, New York 11779


                                 PROXY STATEMENT

                       2001 Annual Meeting of Stockholders

                                  June 20, 2001


                               GENERAL INFORMATION
                               -------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Industries, Inc. (the "Company") of proxies from the holders of the Company's $.01 par value Common Stock (the "Common Stock") for use at the 2001 Annual Meeting of Stockholders to be held on June 20, 2001, and at any adjournment thereof (the "Annual Meeting").

     This proxy statement, the accompanying form of proxy and the Company's 2001 Form 10-K (which includes the Company's Annual Report to Stockholders) are first being sent to the Company's stockholders on or about May 11, 2001.

                            About the Annual Meeting

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during fiscal 2001 and respond to appropriate questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record dated, April 27, 2001, are entitled to receive notice of the annual meeting and to vote the shares of common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 2,646,000 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to "street name" stockholders.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

     o  for election of the nominated slate of 2 directors (see page 4), and

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors.The affirmative vote of plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Who will bear the costs of soliciting proxies for the Annual Meeting?

     The Cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Company by broker, nominees, custodians, and other similar parties.

               VOTING SECURITIES AND STOCK OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of April 27, 2001, with respect to beneficial ownership of the Company's Common Stock by all persons known by the Company to own beneficially more than 5% of the Common Stock, each director and nominee for director of the Company and all directors and officers of the Company as a group. All persons listed have sole voting and investment power with respect to their shares of Common Stock.

Name and Address                  Number of Common                  Percent
Beneficial Owner              Shares Beneficially Owned             of Class
----------------              -------------------------             --------
Raymond J. Smith                   579,500 (1)                       21.90%
711-2 Koehler Ave.
Ronkonkoma, NY 11779

Christopher J. Ryan                266,977 (2)(6)                    10.09%
711-2 Koehler Ave.
Ronkonkoma, NY 11779

John J. Collins, Jr.               124,400 (3)                        4.70%

Eric O. Hallman                     48,500 (3)                        1.83%

Walter J. Raleigh                    7,000 (4)                         .27%

Name and Address                  Number of Common                  Percent
Beneficial Owner              Shares Beneficially Owned             of Class
----------------              -------------------------             --------
All officers and directors
as a group (7 persons)           1,070,827 (5)                       40.47%

Mr. & Mrs. Luis Hernandez and      169,000                            6.39%
Anthony Hernandez
3069 Misty Harbor
Las Vegas, NV 89117

Joseph P. Gordon                   134,500                            5.08%
177-23 Union Tpke.,
Flushing, NY 11366

------
Included in the above are fully exercisable options to purchase the Company's common stock, as follows:

     (1)  9,000 shares granted on June 5, 1996;
     (2)  4,050 shares granted on January 1, 1994;
     (3) 1,000 shares granted on June 18, 1997 and 1,000 shares granted on June 21, 2000 to each of Mr. Hallman and Mr. Collins;
     (4) 3,000 shares granted on April 18, 1997 and 1,000 shares granted June 17, 1998;
     (5)  60,500 shares granted between January, 1, 1994 and June 21, 2000
     (6) Mr. Ryan disclaims beneficial ownership of 15,000 shares owned by his wife.

Proposal 1 -


                              ELECTION OF DIRECTORS
                              ---------------------

     The Company's Certificate of Incorporation provides for three classes of directors with staggered terms of office and provides that upon the expiration of the terms of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. The Company currently has one Class I director, two Class II directors and two Class III directors. At the 2001 Annual Meeting there are two nominees for director in Class III. The incumbent Class I and Class II directors have one year and two years, respectively, remaining on their terms of office.

     The Company has no reason to believe that either of the nominees will be disqualified or unable to serve, or will refuse to serve if elected. However, if a nominee is unable or unwilling to accept election, the proxies will be voted for such substitute as the Board of Directors may select. It is intended that the shares represented by proxies will be voted, in the absence of contrary instructions, for the election as director of the nominees for Class III named in the following table. The Board of Directors has nominated and Management recommends the election of the persons listed in the following table as Class III directors. The table also sets forth the names of the two directors in Class II and the one director in Class I whose terms of office have not expired, their ages, their positions with the Company and the period each has served as a director of the Company. There are no family relationships among the Board members.


                                          Position
                                     With the Director
Name                 Age                  Company                       Since
--------------------------------------------------------------------------------

                       NOMINEES FOR DIRECTORS - CLASS III

              Nominees for Three year Term Expiring in June, 2004
              ---------------------------------------------------

Raymond J. Smith     62            Chairman of the Board,               1982
                                   President and Director

Walter J. Raleigh    73            Director                             1991

                          INCUMBENT DIRECTOR - CLASS I

                One year remaining on Term Expiring in June, 2002
                -------------------------------------------------

Christopher J. Ryan  49            Executive Vice President,            1986
                                   General Counsel, Secretary
                                   and Director

                         INCUMBENT DIRECTORS - CLASS II

               Two years remaining on Term Expiring in June, 2003
               --------------------------------------------------

John J. Collins, Jr  58            Director                             1986

Eric O. Hallman      57            Director                             1982

     The principal occupations and employment of the nominees for director and for the directors continuing in office are set forth below:

     Raymond J. Smith, a co-founder of the Company, has been Chairman of the Board of Directors and President since its incorporation in 1982.

     Walter J. Raleigh is a director of CMI Industries, Inc., the successor company to Clinton Mills, Inc. and was president of Clinton Mills Sales, Co. Division, N.Y. from 1974 to 1995. Clinton Mills was a textile manufacturer of woven fabrics. Mr. Raleigh retired from Clinton Mills in 1995 and now is a Senior Adviser to CMI Industries, Inc. Mr. Raleigh is a former director of Kerry Petroleum Company, an oil and gas development company.

     Christopher J. Ryan has served as Executive Vice President-Finance and director since May, 1986 and Secretary since April 1991and General Counsel since February 2000. From October 1989 until February 1991 Mr. Ryan was employed by Sands Brothers and Rodman & Renshaw, Inc., both investment banking firms. Prior to that, he was an independent consultant with Laidlaw Holding Co., Inc., an investment banking firm, from January 1989 until September 1989. From February, 1987 to January, 1989 he was employed as the Managing Director of Corporate Finance for Brean Murray, Foster Securities, Inc. He was employed from June, 1985 to March, 1986 as a Senior Vice President with the investment banking firm of Laidlaw Adams Peck, Inc., a predecessor firm to Laidlaw Holdings, Inc. Mr. Ryan has been a director of Auerback, Pollack & Richardson and Lessing, Inc. since 1996.

     John J. Collins, Jr. was Executive Vice President of Chapdelaine GSI, a government securities firm from 1977 to January 1987. He was Senior Vice President of Liberty Brokerage, a government securities firm between January 1987 and November 1998. Presently, Mr. Collins is self-employed, managing a direct investment portfolio of small business enterprises for his own accounts.

     Eric O. Hallman has been a director of the Company since its incorporation. He was President of Naess Hallman Inc., a ship brokering firm, between 1984 and 1991. Mr. Hallman was also affiliated between 1991 and 1992 with Finanshuset (U.S.A.), Inc., a ship brokering and international financial services and consulting concern, and was an officer of Sylvan Lawrence, a real estate development company, between 1992 and 1998. Mr. Hallman between 1998-2000 was President of PREMCO, a real estate management company and currently is Comptroller of the law firm, Murphy, Bartol & O'Brien, LLP.

     During the year ended January 31, 2001, the Board of Directors of the Company met two times, and four of the five members of the Board of Directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors held during the period when he was a director, and (2) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods when he served).

Potential Anti-Takeover Effect

     The Board of Directors has the authority, without further approval of the Company's shareholders, to issue preferred shares (the "Preferred Shares") having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of Preferred Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of holders of Common Stock. In addition, the Company is subject to Delaware statutes regulating business combinations, takeovers and control share acquisitions which might hinder or delay a change in control of the Company. Anti-takeover provisions that could be included in the Preferred Shares when issued and the Delaware statutes regulating business combinations, takeovers and control share acquisitions can have a depressive effect on the market price of the Company's securities and can limit shareholders' ability to receive a premium on their shares by discouraging takeover and tender offer bids.

     The Directors of the Company serve staggered three-year terms. The Company's Restated Certificate of Incorporation sets forth a provision that requires certain business combinations to be approved by at least 66.66% of the Company's voting securities, unless 66.66% of the members of the Board of Directors have approved the transaction, and require approval of holders of 66.66% of the Company's voting shares to amend these provisions. In addition, the Company has an Employee Stock Ownership Plan ("ESOP"). In the past, other companies have used similar plans to hinder or prevent a takeover situation. The Company has also entered into employment contracts with certain executive officers providing for lump sum payments of contracted salaries pursuant to various formulas, should there be a change in control of the Company. These factors could have an anti-takeover effect by making it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise or the removal of incumbent officers and directors. These provisions could delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the Common Stock held by the Company's shareholders.

Committees of the Board of Directors are as follows:

     1-The Audit Committeewas formed in September, 1987 and is responsible for recommending to the Board of Directors the appointment of independent auditors for the fiscal year, reviewing with the independent auditors the scope of their proposed and completed audits, and reviewing with the Company's financial management and its independent auditors other matters relating to audits and to the adequacy of the Company's internal control structure. The committee members are: John J. Collins, Jr., Eric O. Hallman, and Walter J. Raleigh

     2- The Stock Option and Compensation Committee is responsible for evaluating the performance of the Company's management, fixing or determining the method of fixing compensation of the Company's salaried employees, administering the Company's Stock Option and 401K/ESOP Plans, and reviewing significant amendments to a subsidiary's employee pension benefit plan. The Committee also, in conjunction with the Chief Executive Officer, considers the qualifications of prospective Directors of the Company and, as vacancies occur, recommends nominees to the Board of Directors. The Stock Option and Compensation Committee (which also functions as a nominating committee for nominations to the Board) will consider nominees to the Board recommended by stockholders. Such recommendations must be in writing and sent to the Secretary of the Company no later than January 31st of the year in which the Annual Meeting is to be held, accompanied by a brief description of the proposed nominee's principal occupation and his or her other qualifications which, in the stockholder's opinion, make such person a suitable candidate for nomination to the Board. This Committee met once during the year ended January 31, 2001. The committee members are: John J. Collins, Jr., Eric O. Hallman, and Walter J. Raleigh

Compensation Committee Interlocks and Insider Participation

     Members of the Stock Option and Compensation Committee are outside directors who do not serve in any other capacity with respect to the Company or any of its subsidiaries. Messrs. Collins and Hallman are partners of POMS Holding Co. See "Certain Relationships and Related Transactions".

                          REPORT OF THE AUDIT COMMITTEE

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

     During fiscal 2001, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board of Directors on June 21, 2000. The complete text of the new charter, which reflects standards set forth in the regulations of the Securities and Exchange Commission ("SEC") and NASDAQ Stock Exchange rules, is reproduced in the Appendix A to this proxy statement.

     As set forth in more detail in the charter, the Audit Committee's primary duties and responsibilities fall into three broad categories:

     o first, the Committee will serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     o second, the Committee is responsible for reviewing and appraising the audit efforts of the Company's independent accountants and internal auditing department; this includes matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1) and

     o    third,  to  provide  an  open  avenue  of   communication   among  the
          independent accountants, financial and senior management and the Board of Directors.

     The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee's charter. To carry out its responsibilities, the Committee met four times during fiscal 2001.

     In overseeing the preparation of the Company's financial statements, the Committee met with both management who has the primary responsibility for the financial statements, the reporting process and the systems of internal control, and the Company's outside auditors who are responsible for expressing an opinion on the conformity of the Company's audited financial statements under generally accepted auditing standards, to review and discuss all financial statements under generally accepted auditing standards, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards Nos. 61 and 90, "Communication With Audit Committees".

     With respect to the Company's outside auditors, the Committee, among other things, discussed with Grant Thornton LLP matters relating to its independence, including the disclosures made to the Committee and received written disclosure and the letter from the independent auditors as required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees".

     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

                              THE AUDIT COMMITTEE:
                              --------------------

                              John J. Collins, Jr.
                                Eric O. Hallman
                               Walter J. Raleigh

Fees billed to the Company by Grant Thornton LLP for the year ended January 31, 2001:

Audit Fees:

     Audit fees billed to the Company by Grant Thornton LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $77,900.

Financial Information Systems Design and Implementation Fees:

     The Company did not engage Grant Thornton LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended January 31, 2001.

All Other Fees:

     Fees billed to the Company by Grant Thornton LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $30,100.

                       COMPENSATION OF EXECUTIVE OFFICERS
                       ----------------------------------

     The table below sets forth all salary, bonus and all other compensation paid to the Company's chief executive officer and each of the Company's other executive officers (who earned more than $100,000 per year in salary and bonus) for the years ended January 31, 2001, 2000 and 1999:


Name and                                                         All Other
Principal Position                  Year    Salary     Bonus   Compensation
------------------                  ----    ------     -----   ------------
Raymond J. Smith,                   2001   $262,500   $62,500    $7,767
Chairman, President and CEO         2000    262,500    92,500     6,716
                                    1999    262,500    25,000     5,899

Christopher J. Ryan,                2001   $215,000   $     0    $4,282
Executive V.P., General Counsel     2000    175,000    16,000     3,252
and Secretary                       1999    175,000    20,000     3,724

Harvey Pride, Jr.                   2001   $135,000   $     0    $3,923
Vice President-                     2000    135,000    12,800     3,864
Manufacturing                       1999    135,000         0     3,465

James M. McCormick                  2001   $135,000   $ 8,000    $4,574
VP - Treasurer                      2000    115,000    16,500     4,139
                                    1999    115,000    13,500     4,214


     There are four executive officers with salary and bonus individually exceeding $100,000. There were no pension or retirement plans or other benefits, payable or accrued, for such persons during fiscal year 2001. The Company has entered into employment contracts with all executive officers providing for annual compensation of $262,500 for Mr. Smith and $215,000 for Mr. Ryan, $135,000 for Mr. Pride, and $135,000 for Mr. McCormick. Messrs. Smith and Pride each have a three year contract which expires on January 31, 2001, Mr. Ryan has a three year contract which expires on February 1, 2003 and Mr. McCormick has a three year contract expiring January 31, 2003 . All contracts are automatically renewable for one or two year terms, unless in various instances 30 to 120 days notice is given by either party. The above named executives participate in the Company's 401-K Plan which commenced on January 1, 1995. The Company has made a contribution to this plan totaling $83,947, during the plan year ended December 31, 2000.

     These employment contracts are similar in nature and include disability benefits, vacation time, non-compete and confidentiality clauses. There are no provisions for retirement. Messrs. Smith, Ryan, Pride and McCormick's contracts have an additional provision for annual bonus based on the Company's performance and based upon earnings per share formulas determined by the Stock Option and Compensation Committee of the Board of Directors of the Company. Accordingly, no annual bonus was accrued at January 31, 2001 (for payment in May 2001) for Messrs. Smith, Ryan, Pride and McCormick. All contracts provide for lump sum payments of contracted salaries pursuant to various formulas should there be a change in control of the Company.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION
                            -------------------------

Policies: The compensation policy of the Company is to provide its executive officers and management with a level of pay and benefits that will assure the Company's competitiveness and continued growth, and allow the Company to retain key executives critical to this long-term success and attract and retain qualified personnel. The Company competes for talented executives in a market segment where successful entrepreneurial executives are highly compensated. It also competes for executives with a background in manufacturing and selling protective safety garments. As a result, to obtain and retain highly qualified and motivated executives, the Compensation Committee has deemed it desirable to structure employment arrangements which compensate highly for high profitability and performance and to enter into written employment agreements with its senior executive officers.

     The Compensation Committee's responsibilities include overseeing the Company's compensation policies, supervising compensation for management and employee benefits and administering the Company's stock option and other employee benefit plans.

     The Compensation Committee also develops and negotiates employment agreements with key executive officers. These employment agreements include base salaries and incentive compensation arrangements designed to reward management for achieving certain production or performance levels. The Compensation Committee is also responsible for developing or reviewing incentive compensation arrangements which the Company enters into with executive officers and key individuals, other than those senior executives who have written employment agreements. See "Compensation of Executive Officers".

     In order to determine appropriate levels of executive compensation, the Compensation Committee reviews various factors, including individual performance, and evaluates the progress of the Company towards attaining its long-term profit and return on equity goals. Compensation packages for senior executive officers have been structured to attempt to compensate them to a substantial extent based on both the profitability of the Company as a whole and the productivity of their individual departments.

Particulars: Messrs. Eric O. Hallman, John J. Collins, Jr. and Walter J. Raleigh were members of the Company's Stock Option and Compensation Committee when it ratified Mr. Smith's and Mr. Pride's employment contracts in January 1998, and Mr. Ryan's which was ratified in July 2000 and Mr. McCormick's in June 2000. Mr. Walter J. Raleigh joined the Board of Directors on April 18, 1991, as a third outside director and with Messrs. Hallman and Collins, these three outside directors presently make up the Stock Option and Compensation Committee.

     Messrs. Smith, Ryan, Pride and McCormick were awarded base compensations of $262,500, $215,000, $135,000 and $135,000, for fiscal 2002, respectively. In addition, the Committee reviewed what was normally paid the President and Chairman in Mr. Smith's case and Executive Vice President, Secretary and General Counsel in Mr. Ryan's case, the Chief Manufacturing Executive in Mr. Pride's case, and V.P. and Treasurer in Mr. McCormick's case, in public companies of Lakeland's size and concluded that the compensation package represented close to the median of what other officers were being compensated in like public companies of comparable size after reviewing Growth Resources Officer Compensation Report Eleventh Edition - Panel Publications.

     These contracts also provide for bonuses in addition to salary based upon the Company's increase in earnings. (See Directors and Principal Stockholders.) The Stock Option and Compensation Committee believes that the contracts covering Messrs. Smith, Pride and Ryan are appropriately tied to their respective levels of expertise, were constructed at or below industry norms, and any increases in compensation were and will be tied to increases in the Company's earnings. The Stock Option and Compensation Committee also took into consideration that since the inception of the Company 15 years ago there have been no executive pension plans, deferred compensation plans, or other compensation or benefit plans for executives of the Company other than the Company's Stock Option Plan and the 401-K/ESOP Plan, the latter of which went into effect January 1, 1995.

     The Board Compensation Committee Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Performance Graph

     The Corporate Performance Graph, appearing on the following page, obtained from Media General Financial Services of Virginia, compares the five year cumulative total return of the Company's common stock with that of a broad equity market index, including dividend reinvestment, and with that of a peer group:

     Option/SAR Grants in Last Fiscal Year -No stock options were granted to any employee in fiscal 2001 and no SAR grants have been made since inception of the Stock Option Plan. See "Directors' Compensation".

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG LAKELAND INDUSTRIES, INC.
                   S&P INDUSTRIES INDEX AND PEER GROUP INDEX


                        [PERFORMANCE GRAPH APPEARS HERE]


                              1995     1996    1997    1998    1999    2000
                              ----     ----    ----    ----    ----    ----
LAKELAND INDUSTRIES, INC.    100.00   73.72   189.78  148.90  100.73  110.22
PEER GROUP INDEX             100.00  105.37   117.52   92.98   72.12   56.38
S&P INDUSTRIALS              100.00  126.33   159.37  218.76  247.40  230.81


                     ASSUMES $100 INVESTED ON FEB. 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JAN. 31, 2001

Stock Option Plan

     Messrs. Smith, Ryan, Pride and McCormick participate in the Company's Incentive Stock Option Plan (common stock). The outstanding incentive stock options as of January 31, 2001 are as follows:

                  No. of                          Date(s)                              Grant
Name of           Shares       Option               of              Expiration         Date
Executive         Granted      Price               Grant              Date(s)          Value
---------         -------      -----               -----              -------          -----
Mr. Smith          9,000     $3.50                6/5/96              6/4/06          $31,500

Mr. Ryan           4,050     $2.25                1/1/94              1/1/04          $ 9,113

Mr. Pride         29,600     $2.25 - 3.50     6/5/96 & 1/1/94     6/4/06 & 1/1/04     $91,600

Mr. McCormick      9,850     $2.25 - 3.50     6/5/96 & 1/1/94     6/4/06 & 1/1/04     $28,413

     There are currently 250,000 option shares available for future grant under this plan. During the year ended January 31, 2001, no stock options were granted or exercised.

                             DIRECTORS' COMPENSATION
                             -----------------------

     Members of the Board of Directors, in their capacity as directors, are reimbursed for all travel expenses to and from meetings of the Board. Outside Directors received $1,250 for each meeting as compensation for serving on the Board. There are no charitable award or director legacy programs. Messrs. Collins, Hallman and Raleigh participate in the Company's Non-employee Directors' Option Plan as follows:

                    # of       Option       Date of      Expiration
    Director       Shares      Price         Grant          Date
    --------       ------      -----         -----          ----

    Mr. Collins    1,000     $  5.125       6/18/97      6/18/2003

    Mr. Collins    1,000*       5.938       6/21/00      6/21/2006

    Mr. Hallman    1,000        5.125       6/18/97      6/18/2003

    Mr. Hallman    1,000*       5.938       6/21/00      6/21/2006

    Mr. Raleigh    3,000        3.25        4/18/97      4/18/2003

    Mr. Raleigh    1,000       10.75        6/17/98      6/17/2004

     *Granted during fiscal year ended January 31, 2001, upon re-election as member of Board of Directors.

     There are currently 37,000 option shares available for future grant under this plan. During the year ended January 31, 2001, the following stock options were exercised:

                  # of Shares    Exercise    Date of     Per Share Exercise
    Director       Exercised      Price      Exercise        Date Value
    --------       ---------      -----      --------        ----------

    Mr. Hallman     1,000         $3.88      6/14/00          $6.125

    Mr. Collins     1,000         $3.88      6/14/00          $6.125


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                ----------------------------------------------

     POMS Holding Co. ("POMS", a partnership consisting of Raymond J. Smith, Eric O. Hallman, John J. Collins, Jr., Joseph P. Gordon, Harvey Pride, Jr. and certain other stockholders of the Company) leases to the Company a 91,788 square foot disposable garment manufacturing facility in Decatur, Alabama. Under a lease effective September 1, 1999 and expiring on August 31, 2004, the Company pays an annual rent of $364,900 and is the sole occupant of the facility.

     On June 1, 1999, the Company entered into a five year lease agreement with River Group Holding Co., L.L.P. for a 40,000 sq. ft. warehouse facility located next to the existing facility in Decatur, Alabama. River Group Holding Co., L.L.P. is a limited liability partnership made up of the Directors and certain officers of the Company. The annual rent for this facility is $199,100 and the Company is the sole occupant of the facility.

     On March 1, 1999, the Company entered into a one year (renewable for four additional one year terms) lease agreement with Harvey Pride, Jr., an officer of the Company, for 2400 sq. ft. customer service office for $18,000 annually. This is located next to the existing Decatur, Alabama facility mentioned above.

     The Company believes that all rents paid to POMS, River Group Holding Co., L.L.P. and Harvey Pride, Jr. by the Company, are comparable to what would be charged by an unrelated third party. The net rent paid to POMS, River Group Holding Co., L.L.P. by the Company for the year ended January 31, 2001, amounted to $564,000 and the total rent paid to Harvey Pride, Jr. by the Company for use of the customer service office, for the year ended January 31, 2001, amounted to $18,000.

     An Qui Holdings Co., L.L.C. (Hereinafter "AnQui" a limited liability company consisting all the Directors of the company and one officer) financed the construction of a 46,000 square footing building and the leasing of the real property underlying the building for 50 years. In consideration of this financing Weifang Lakeland Safety Products Co., Ltd. owns and utilizes the facility in return for granting AnQui 51.6% of any real estate appreciation rights upon sale and annual payments of $25,285 estimated to begin in July 2003, when all bank debt on the building is repaid.

     The Company did not incur any legal fees for the fiscal year ended January 31, 2001 to the Law Offices of Thomas J. Smith, the Company's former General Counsel. Mr. Thomas J. Smith, is the brother of Raymond J. Smith.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

                                  OTHER MATTERS
                                  -------------

     The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING
                  ---------------------------------------------

     Stockholder proposals for inclusion in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders must be received by the Company not later than January 31, 2002. The person submitting the proposal must have been a record or beneficial owner of the Company's Common Stock for at least one year and must continue to own such securities through the date on which the meeting is held, and the securities so held must have a market value of at least $1,000. Any such proposal will be included in the Proxy Statement for such Annual Meeting if the rules of the Securities and Exchange Commission are complied with as to the timing and form of such proposal, and the content of such stockholder's proposal is determined by the Company to be appropriate under rules promulgated by the Commission.


                                      By the Order of the Board of Directors


                                               Christopher J. Ryan,
                                                    Secretary


May 11, 2001

Appendix A
----------


                            LAKELAND INDUSTRIES, INC.
                            AUDIT COMMITTEE CHARTER

Membership

     The audit committee will be composed of not less than three members of the board. They will be selected by the board, taking into account prior experience in matters to be considered by the committee, probable availability at times required for consideration of these matters, and their individual independence and objectivity.

     The committee membership will meet the requirements of the audit committee policy of the NASDAQ Independent Director and Audit Committee Requirements. Accordingly, all of the members will be directors independent of management and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member.

     No officers or employees of the company or its subsidiaries will serve on the committee. A former officer of the company or any of its subsidiaries may serve on the committee (even though the former officer may be receiving pension or deferred compensation payments from the company) if, in the opinion of the board of directors, the former officer will exercise independent judgment and will materially assist the committee's function. However, a majority of the committee will be directors who were not formerly officers of the company or any of its subsidiaries.

     In considering relationships that might affect independence, including possible affiliate status, the board of directors will give appropriate consideration to guidelines issued by the NASDAQ as supplementary material to its audit committee policy, which were provided to assist boards of directors in observing the spirit of the policy.

Actions of the Committee

     The activities of the committee may result in the following types of actions.

     a. Those in which the committee will inform the board that action has been taken in the board's interest and does not require prior board approval.

          1. Review and approve the scope of the annual audit for the company and its subsidiaries recommended jointly by the independent CPAs and the president.

          2. Review and approve the scope of the company's annual profit and pension trusts audits.

          3. When requested by the chairman of the board during an annual shareholders' meeting, the committee chairman will answer questions raised by a shareholder on matters relating to the committee's activities.

          4. Request the president to have the internal audit staff study a particular area of interest or concern.

     b. Those which the committee will review and study and then recommend action by the board.

          1.   Appoint independent public accountants.

          2.   Review major accounting policy changes before implementation.

          3. Review SEC registration statements before signature by other board members.

          4. Review annual audit reports and the content of proposed published reports.

     c. Those which the committee will review and study and provide summary information reports to the board when appropriate.

          1. Review trends in accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the Securities and Exchange Commission (SEC), and the American Institute of Certified Public Accountants or by comparable bodies outside the United States.

          2. Interview independent CPAs for review and analysis of strengths and weaknesses of the company's financial staff, systems, adequacy of controls, and other factors which might be pertinent to the integrity of published financial reports.

          3.   Participate  in  financial   review   preceding   publication  of
               quarterly reports.

          4. Review administration of the company's "conflict of interest" policy.

          5. Review the performance of management and operating personnel under the company's code of ethics.

          6. Review insurance programs from the standpoint of gaps and exposure as well as fraud.

          7. Review reports on the company or its subsidiaries by agencies of governments in countries where the company or its subsidiaries operate.

          8. Review periodic SEC filings by the company and assure that adequate programs and procedures exist to comply with SEC regulations and regulations of securities exchanges (such as the NASDAQ).



Appendix B
----------

                            LAKELAND INDUSTRIES, INC.
                                 CODE OF ETHICS

Introduction

     For the past several years, the activities of business organizations, both large and small, have been the subject of increased scrutiny and criticism by the public, the government, and the news media.

     This is particularly true of multinational corporations, which have been the object of worldwide demands for public statements of their corporate codes of ethics.

     For that reason, it is appropriate for Lakeland Industries, Inc. to restate it position on ethical conduct, based on the original precepts of the business and on policies formulated as the corporation has grown.

     As a good corporate citizen, Lakeland Industries, Inc. has always endeavored to conduct its business in a manner conforming to the highest ethical standards. The company's reputation for unquestionable integrity is its most valuable asset in its relationships with its customers, employees, shareholders, and the communities in which its plants are located.

     The following statement of business principles has been prepared to guide the future conduct of company activities in an ethical and legal manner. It is not intended to supply answers for every business activity; rather, it is an effort to reiterate the continuing policies of the corporation on ethical business behavior, which must be observed by all Lakeland Industries, Inc. employees and representatives throughout the world. It is essential that all employees and representatives conform to these principles as they perform their activities on behalf of Lakeland Industries, Inc.

Lakeland and its employees

     Employees are the corporation's greatest asset, and it is aLakeland Industries, Inc.policy to treat them fairly in all matters and to pay them competitively.

     Lakeland and its domestic subsidiaries are engaged in a program of full compliance with all federal and state laws applicable to hiring and promoting people on the basis of demonstrated ability, experience, and training without regard to race, religion, sex age, national origin, or other factors requiring affirmative action. The corporation requires continuous management attention at all corporate levels to assure compliance with the spirit and letter of this policy.

     With this in mind, it is the intent ofLakeland to:

     o Choose its employees on the basis of their ability to perform the work for which they are hired without regard to race, religion, sex, age, national origin, or other factors requiring affirmative action.

     o    Offer employees a safe, healthy, and clean work environment.

     o Offer work that challenges the employees and gives them a feeling of satisfaction.

     o Pay employees fairly in relation to their contributions to the company's efforts, within the boundaries of current standards.

Lakeland and the Community

     The corporation shall conduct its business in a manner that is socially responsible. In addition to manufacturing and selling products, it shall protect the quality of the environment and endeavor to conserve energy and other valuable resources.

     Each of the corporation's facilities is expected to make every effort to be an integral part of the community in which it operates, and to participate in its activities as a concerned and responsible citizen. Like individual citizens, it benefits from such activities as health, welfare, character building, education, and culture. And like individuals, it has the responsibility to support and develop these social and civic activities.

     The company recognizes that employee participation in cultural, social or volunteer organizations can be public service of a higher order, and all Lakeland employees are encouraged to participate in public activities of their individual choice.

Lakeland and its Customers

     The corporation shall endeavor to supply its customers with quality products, delivered on schedule and sold at a fair price.Lakeland products will be manufactured to the company's high quality standards and will offer customers all the technical skills of its employees and the expertise ofLakeland technology and know-how.

Lakeland and the Law

     It is the policy ofLakeland to comply fully with all valid laws and regulations that govern its operations in the various communities, states and countries in which it operates and to conduct its affairs in keeping with the highest moral, legal and ethical standards.

     There is an obligation, both corporate and individual, to fulfill the intent of the above statement. It is not expected that every employee will have full knowledge of the laws affecting his or her responsibilities. The company does, however, expect that employees with significant responsibilities will have a general knowledge of prohibited activities involved in their work and will seek guidance on any matter on which there is a question, either directly from the corporation's legal department or through their supervisors.

     Honesty is not subject to equivocation at any time in any culture, and even where the law may be permissive, your corporation chooses to follow the course of highest integrity. The reputation of the company for scrupulous dealing is a priceless asset, just as it is for individuals. The intent of these principles is to maintain and develop the corporation's reputation in the future as it has in the past.

Lakeland and Business Ethics

     The law is a base for ethical business conduct which should normally be at a level well above the minimum required by law. In its relationships with customers, the corporation will offer the same advantages to all and will be fair in all its endeavors. Gifts or bribes for the purpose of influencing the buying decisions of employees of customers or potential customers or persons in a position to influence a buying decision are clearly improper and prohibited.

     In dealing with suppliers, an employee shall not solicit, accept, or countenance payments or substantial gifts, regardless of motive, from either a vendor or a potential vendor.

     In its relationships with its competitors, the corporation and its employees will fully understand and strictly adhere to the requirements of the antitrust laws. These laws, which, in the United States, include the Sherman Act, Clayton Act, Robinson-Patman Act, and Federal Trade Commission Act, seek to advance and maintain the free enterprise system and take precedence over any business objective of the corporation, notwithstanding any resulting increases in sales or profits.

     Such acts as price-fixing, restrictive agreements, boycotts, tie-in arrangements exclusive of reciprocal dealings, monopolizing, price inducements, and discriminatory allowances are or may be illegal. All employees shall scrupulously avoid violations of the antitrust laws. The corporation will not condone any actions which an employee knew or should have known would violate the antitrust laws or any other valid law or regulation.

     The corporation and its units shall make no financial contributions to a political party or to a candidate running for any elective office. This policy applies to all political parties or candidates worldwide, even when permitted by local law. Payments, regardless of amount, to any government employee, or gifts or services of substantial value or lavish entertainment, regardless of motive, are prohibited.

     Relationships with public employees shall be so conducted that neither the officials's nor the company's integrity would be compromised if the full details of the relationship became a matter of public knowledge.

Lakeland and Conflicts of Interest

     It has always been, and continues to be, the corporation's intent that its employees maintain the highest standards of loyalty in their conduct of company affairs. In essence, company employees shall deal with suppliers, customers, and other persons doing business or seeking to do business with the corporation in a manner that eliminates considerations of personal advantage.

     Because they hold positions of trust in the corporation, a director, an officer, or any employees may not make a profit from the corporation because of their official position. They are also clearly prohibited from engaging in a competing business.

     In addition to the legal responsibility of the directors and officers, it is the duty of all employees to act in the best interests of the corporation and to avoid situations which might produce a conflict between their own interests and those of the corporation. Employees shall have no financial interest in any firm doing business with or seeking to do business with the corporation, nor shall they accept employment outside the company which may result in a conflict of interest, unless same is fully disclosed and approved by a disinterested group of officers and/or directors.

X PLEASE MARK VOTES
  AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                           LAKELAND INDUSTRIES, INC.
             711-2 Koehler Avenue, Ronkonkoma, New York 11779-7410

                        THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints John J. Collins, Jr. and Eric O. Hallman as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of common stock of Lakeland Industries, Inc., held of record by the undersigned on April 27, 2001 at the annual meeting of stockholders to be held on June 20, 2001 or any adjournment there of.

     1.   Election of Directors

          Raymond J. Smith and Walter J. Raleigh

                                With-     For All
                     For        hold      Except
                     [ ]        [  ]       [  ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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     2.   Other Business

          1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       _________________________________________
  Please be sure to sign and date      Date
   this Proxy in the box below.
________________________________________________________________________________



________Stockholder sign above_________Co-holder (if any) sign above____________


 => Detach above card, sign, date and mail in postage paid envelope provided. =>

                            LAKELAND INDUSTRIES, INC.

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                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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